UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement and Promissory Note

On April 14, 2023, EVO Transportation & Energy Services, Inc. (the “Company”), Titan CNG LLC, a wholly-owned subsidiary of the Company (“Titan CNG”), Falcon Capital, LLC (“Falcon”) and Scott Honour (a former member of the Company’s board of directors), entered into a Settlement Agreement (the “Settlement Agreement”) pursuant to which the parties settled the dispute between the Company and Titan, on the one hand, and Falcon and Mr. Honour, on the other hand, relating to that certain Loan Agreement, dated December 31, 2014, among Tradition Capital Bank, Titan El Toro LLC and Titan CNG, certain equipment located in Fort Worth, Texas, and compensation for board service.

Pursuant to the Settlement Agreement, (i) the parties settled all claims relating to the lawsuit by Falcon against Titan CNG and the Company, (ii) the Company agreed to pay Falcon $60,000, (iii) the Company issued Falcon an unsecured promissory note in the principal amount of $250,000 (the “Promissory Note”), (iv) Falcon released all security interests and liens in all physical property of the Company and Titan CNG, (v) the parties agreed on a process by which to sell the equipment and on the distribution of net proceeds from such sale and (vi) Falcon and Honour released all right, title and interest in and to Titan CNG, the Company and the Company’s subsidiaries. Falcon is entitled to file a confession of judgment if the Company fails to timely cure a missed payment to Falcon or makes more than three untimely payments.

The Promissory Note matures on September 30, 2027 and bears interest at a rate of 6.0% per annum. On January 1, 2024, interest only on the outstanding principal amount will be due and payable in arrears. On February 1, 2024, and on the first day of each month thereafter, principal and interest will be due and payable in arrears. The Promissory Note has customary events of default.

The foregoing summary descriptions of the Settlement Agreement and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full texts of the Settlement Agreement and the Promissory Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Third Modification Agreement to the Main Street Priority Loan Program Facility

On April 19, 2023, EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC and Ritter Transportation Systems, Inc. (collectively, the “Borrowers”), the Company, as guarantor, and Commerce Bank of Arizona, Inc. (“Commerce”) entered into the Third Modification Agreement (the “Amendment”) of the Loan Agreement, dated December 14, 2020, among such parties. The Amendment modifies (i) the financial reporting requirements of the Borrowers and

Environmental Alternative Fuels, LLC and (ii) permitted investments to include additional intercompany loans so long as the Borrowers’ debt service coverage ratio, as defined in the Amendment, is at least 1:20:1.00 as of the relevant date.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated April 14, 2023, among Titan CNG, LLC, EVO Transportation & Energy Services, Inc., Falcon Capital, LLC and Scott Honour
10.2	Unsecured Promissory Note, dated April 14, 2023, by EVO Transportation & Energy Services, Inc. in favor of Falcon Capital, LLC
10.3

Third Modification Agreement, dated April 19, 2023, among EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC and Ritter Transportation Systems, Inc., as the Borrowers, EVO Transportation & Energy Services, Inc., as Guarantor, and Commerce Bank of Arizona, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2023	By:	/s/ Melinda Wang
	Its:	Executive Vice President, General Counsel and Secretary